UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 31, 2016

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 25, 2016, US Foods Holding Corp., a Delaware corporation (“Parent”), which owns all of the outstanding shares of common stock of US Foods, Inc. (“USF”), priced its initial public offering of common stock (the “Offering”).

On May 31, 2016, conditional upon the receipt by Parent of net proceeds from the Offering in an amount equal to at least $1.1 billion and certain other conditions, USF issued a Notice of Conditional Partial Redemption (the “Notice of Partial Redemption”) to the holders of all of the outstanding 8.5% Senior Notes Due 2019 (the “Outstanding Notes”) issued under the Indenture, dated as of May 11, 2011, as supplemented by the First Supplemental Indenture, dated as of December 6, 2012, the Second Supplemental Indenture, dated as of December 27, 2012, the Third Supplemental Indenture, dated as of January 16, 2013, the Fourth Supplemental Indenture, dated as of December 19, 2013, and as otherwise supplemented from time to time, among USF, the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee (the “Indenture”), whereby USF has elected to redeem $1.1 billion aggregate principal amount of the Outstanding Notes on the Redemption Date, subject to the satisfaction of the conditions precedent set forth in the Notice of Partial Redemption (the “First Redemption”). The “Redemption Date” is defined as June 30, 2016 or, if the conditions precedent are not satisfied on or prior to June 30, 2016, such later date (but not later than July 30, 2016) as the conditions precedent are satisfied. As further described in the Notice of Partial Redemption, in USF’s discretion, the First Redemption may be delayed or may not occur and the Notice of Partial Redemption may be rescinded in the event that the conditions precedent are not satisfied by the Redemption Date.

Additionally, on May 31, 2016, conditional upon the completion of the First Redemption and the receipt by USF of net proceeds from the incurrence of additional debt in an amount equal to at least $475.0 million (or such other amount as may be determined by USF in its discretion), USF issued a Notice of Conditional Full Redemption (the “Notice of Full Redemption”) to the holders of all of the Outstanding Notes under the Indenture, whereby USF has elected to redeem all remaining Outstanding Notes (expected to be $258.3 million aggregate principal amount) after giving effect to the First Redemption, on the Redemption Date, subject to the satisfaction of the conditions precedent set forth in the Notice of Full Redemption (the “Second Redemption”). As further described in the Notice of Full Redemption, in USF’s discretion, the Second Redemption may be delayed or may not occur and the Notice of Full Redemption may be rescinded in the event that the conditions precedent are not satisfied by the Redemption Date.

The redemption price with respect to any redeemed note will be equal to 102.125% of the principal amount of the note, plus accrued but unpaid interest thereon to the Redemption Date. Following the completion of the First Redemption and the Second Redemption, USF will no longer be obligated to and will not voluntarily file reports with the U.S. Securities and Exchange Commission.

The above descriptions of the Notice of Partial Redemption and Notice of Full Redemption are not complete and are qualified in their entirety by reference to Exhibit 99.1 and Exhibit 99.2, respectively.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any notes or any other security. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Notice of Conditional Partial Redemption, dated May 31, 2016, for $1,090,000,000 aggregate principal amount of Outstanding Notes

99.2	Notice of Conditional Full Redemption, dated May 31, 2016, for $258,270,000 aggregate principal amount of Outstanding Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	US FOODS, INC.

	By:	/s/ Juliette Pryor
Juliette Pryor Executive Vice President, General Counsel and Secretary